UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  June 23, 2006


                        COGNITRONICS CORPORATION
         (Exact name of registrant as specified in its charter)


        New York                   1-8496            13-1953544
(State or other jurisdiction    (Commission      (I.R.S. Employer
    of incorporation)           File Number)     Identification No.)

             3 Corporate Drive, Danbury, Connecticut 06810
      (Address of principal executive offices, including zip code)

                             (203) 830-3400
          (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))











Item 8.01. OTHER EVENTS

On June 23, 2006, Cognitronics Corporation (the "Company") issued a press release, attached hereto as Exhibit 99.1, announcing a reduction and reassignment of personnel in its CX Media service group and increase assets being added to sales, marketing and R&D efforts supporting the VSR 1000 product line. As a result of the reduction of personnel the Company will record a charge of $200,000 in the quarter ending June 30, 2006 and will generate future annual savings of approximately $1.8 million.





Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits - The following exhibit is filed as part of this report:

99.1	Press Release dated June 23, 2006





                               SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    COGNITRONICS CORPORATION


Date:  June 23, 2006 		By:   /s/ Garrett Sullivan
                                    -----------------------
					      Garrett Sullivan
					      Chief Financial Officer